EXHIBIT 23

                    AUDITOR'S CONSENT AND REPORT ON SCHEDULES




Board of Directors and
Stockholders
Photo Control Corporation



We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Photo Control Corporation for the year ended December 31, 1995, of our report, dated January 30, 1996, appearing in the Company's 1995 Annual Report to Shareholders. We also consent to the incorporation by reference of such report in the registration statements on Form S-8 for the Photo Control Stock Option Plan.

In the course of our audit of the financial statements referred to in our report, dated January 30, 1996, included in the Company's 1995 Annual Report to Shareholders, we also audited the supporting schedule listed in Item 14(a)(2) of this Annual Report on Form 10-K. In our opinion, the schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                             Virchow, Krause & Company, LLP



January 30, 1996
Minneapolis, Minnesota